Exhibit 3.9

CERTIFICATE OF INCORPORATION

OF

ASHLAND BRANDED FINANCE, INC.

FIRST: The name of the Corporation is Ashland Branded Finance, Inc.

SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The principal place of business of the Corporation is 2000 Ashland Drive, Russell, Kentucky 41169.

THIRD: The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Delaware.

To carry on any lawful business and to do any and everything necessary or convenient for the accomplishment of any of the purposes thereof or the attainment of any one or all of the objects incidental thereto or for the enhancement of the value of the business or properties of the Corporation or which shall at any time appear conducive thereto or expedient; to have all the rights, powers, and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations organized under its General Corporation Law or under any act amendatory thereof, supplemental thereto or substituted therefor.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is ONE THOUSAND (1,000) shares of Common Stock, without par value.

FIFTH: The holders of the Common Stock shall have the right, pro rata, according to their total respective holdings of Common Stock and on such terms and conditions as the Board of Directors may determine, to purchase or subscribe for any of the authorized but unissued shares of Common Stock which the Corporation may hereafter issue; provided, however, that any such right to purchase or subscribe for any such shares of Common Stock or any such obligation shall be nontransferable.

SIXTH: The incorporator is Teresa F. Gabbard, whose mailing address is 925 Diedrich Drive, Fiatwoods, Kentucky 41139.

SEVENTH: Subject to the limitations imposed by this Article SEVENTH, the business affairs of the Corporation shall be managed by the Board of Directors, and the Directors need not be elected by ballot unless required by the Bylaws of the Corporation.

The following powers shall not be vested in the Directors but shall be reserved in and exercised only by the Shareholders of the Corporation:

A. The power to declare dividends.

B. The power to sell all or substantially all of the assets of the Corporation or to merge, consolidate or to liquidate the Corporation.

C. The power to amend the Bylaws of the Corporation.

D. The power to grant proxies to vote shares of stock owned or held by the Corporation.

EIGHTH: To the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the personal liability of a Director to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director shall be eliminated; provided, however, that such personal liability shall not be eliminated hereby (i) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders, (H) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit.

NINTH: In addition to the circumstances in which a Director of the Corporation is not personally liable as set forth in the preceding sentence, a Director shall not be liable to the fullest extent permitted by any applicable law, whenever enacted, or any amendment to the applicable Delaware statutes hereafter enacted that further limits the liability of a Director.

This elimination of such personal liability, and the limitations applicable thereto, are not intended to eliminate or narrow any protection otherwise available to Directors of the Corporation.

The names of the persons who are to serve as Directors of the Corporation until the first annual meeting of the Shareholders, or until their successors are elected and qualified, and their mailing addresses are as follows:

Rodney W. Morman	1000 Ashland Drive
Russell, KY 41169

T. Cody Wales	1000 Ashland Drive
Russell, KY 41169

Daniel B. Huffman	1000 Ashland Drive
Russell, KY 41169

TENTH: Subject to the restrictions that the number of Directors shall not be less than three (3), or such larger number as from time to time may be required by the laws of the State of Delaware, the number of Directors may be fixed from time to time by the Bylaws of the Corporation.

ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this Certificate of Incorporation, do certify that the facts herein stated are true and, accordingly, have hereto set my hand this 22nd day of May, 1995.

/s/ Teresa F. Gabbard
Teresa F. Gabbard
Incorporator

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

ASHLAND BRANDED FINANCE, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

ASHLAND BRANDED FINANCE, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on November 16, 2005

/s/ Linda L. Foss
Name: Linda L. Foss
Title: Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of         Ashland Branded Finance, Inc.                                    , a Delaware Corporation, on this         19        day of     March                                , A.D.     2009                , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is       Corporation Trust Center 1209 Orange                                     Street, in the City of         Wilmington                                         , County of        New Castle                              Zip Code         19801                        .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the     19                 day of      March                , A.D.     2009                .

By:	/s/ Tim Light
Authorized Officer
Name:	Tim Light
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Title:	Vice President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of _ASHLAND BRANDED FINANCE, INC.                                                  resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “    FIRST                                     ” so that, as amended, said Article shall be and read as follows:

VALVOLINE BRANDED FINANCE, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted In favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this         2nd                 day of     August                        , 2016        .

By:	/s/ Issa O. Yesufu
Authorized Officer
Title:	Vice President/ Secretary
Name:	Issa O. Yesufu
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